Exhibit 99.1

GlassBridge Reports Fourth Quarter 2016 Financial Results
Completes its transition to a publicly-traded alternative asset manager

Oakdale, Minn. – (PR Newswire) – March 22, 2017 – GlassBridge Enterprises, Inc. (“GlassBridge” or “we”) (NYSE: GLA) today announced its financial results for the fourth quarter and fiscal year ended December 31, 2016.

Overview

As previously announced, in Q4 2016, GlassBridge entered into a transformative, strategic transaction (the “Transaction”) with Clinton Group, Inc. (“Clinton”), a diversified asset management firm and an investment adviser registered with the U.S. Securities and Exchange Commission. The Transaction, which was structured to facilitate the quick and efficient scaling of our asset management business, allows for GlassBridge to place under Clinton’s management – within Clinton’s quantitative equity strategy – up to $1 billion of gross investment capacity for an initial term of five years and provides our investors with access to an existing strategy and infrastructure. The Transaction closed in February 2017 with strong support from our stockholders. We intend to launch dedicated investment funds in the near future.

Overview of Financial Results

GlassBridge’s revenue for Q4 2016 was $11.3 million, down 28.5 percent from Q4 2015. All of the Q4 2016 revenue was attributable to our partially-owned subsidiary, Nexsan Corporation (“Nexsan”). This revenue decrease was due to our strategic decision to exit Nexsan’s underperforming geographic regions and low-margin portions of the business to focus on the next-generation UNITY® and other higher-margin products. Our gross margins improved from 42.4 percent in Q4 2015 to 45.1 percent in Q4 2016. Selling, general and administrative expenses declined by $2.2 million, or 23.2 percent year-over-year, and operating loss from continuing operations was reduced by 37.8 percent to $5.1 million from a loss of $8.2 million in Q4 2015. Our cash balance and short term investments totaled $32.0 million as of December 31, 2016.

“We exit 2016 having completed a substantial transformation from Imation Corp. to GlassBridge Enterprises. Our company now has the required focus and infrastructure in place to execute our collective goal of building a profitable publicly-traded asset management company poised for long-term value equity value creation,” said Joseph A. De Perio, Non-Executive Chairman of the Board of Directors of GlassBridge.

Detailed Q4 2016 Analysis

The following financial results are for continuing operations, including Nexsan and the corporate holding company, for the current and prior periods unless otherwise indicated.

Net revenue for Q4 2016 was $11.3 million, down 28.5 percent from Q4 2015. The decrease was due to the strategic decision to exit underperforming geographic regions and low-margin portions of the business.

Gross margin for Q4 2016 was 45.1 percent, a 2.7 percent increase from Q4 2015. The improvement was primarily driven by production cost improvements, price optimization programs and product mix changes.

Selling, general and administrative expenses in Q4 2016 were $7.3 million, down $2.2 million, or 23.2 percent, compared to $9.5 million in Q4 2015. The decrease was primarily related to Nexsan cost reductions, including the exit from underperforming geographic regions and the work force consolidations.

Research and development (R&D) expenses in Q4 2016 were $2.4 million, compared to $3.4 million in Q4 2015, due to Nexsan cost reductions in legacy products such as E-series.

Special charges were $0.5 million in Q4 2016 compared to $2.0 million in Q4 2015. Special charges in Q4 2016 were primarily related to severance and pension settlement costs, whereas in Q4 2015 they were primarily related to pension settlement costs and consulting fees.

Operating loss from continuing operations was $5.1 million in Q4 2016 compared to a loss of $8.2 million in Q4 2015.

Income tax expense was $2.4 million in Q4 2016 compared to none in Q4 2015. The Q4 tax expense was related to the reversal of all the prior quarter allocations of tax benefit from Discontinued Operations to Continuing Operations. 2016 full year tax expense is $0.1 million.

Discontinued operations had a loss (after-tax) in Q4 2016 of $9.8 million compared with a loss of $1.4 million (after-tax) in Q4 2015. The loss was primarily due to increased legal accrual in Q4 2016. Discontinued operations include the results of the IronKey business, which was divested, and the legacy Storage Media and Accessories businesses which we exited.

Loss per share from continuing operations was $3.27 in Q4 2016 compared with a loss per share of $2.30 in Q4 2015 based on shares outstanding of 3.6 million and 3.7 million, respectively, (adjusted to give effect to the February 2017 1:10 reverse stock split).

Cash and short-term investments balance was $32.0 million as of December 31, 2016, down $17.6 million during Q4 2016, driven primarily by investment in Nexsan, losses on short term investments and the settlement payments related to discontinued operations.

Year-To-Date Summary

For the twelve months ended December 31, 2016, GlassBridge reported net revenue of $44.1 million, down 29.8 percent compared with the twelve months ended December 31, 2015. Operating loss from continuing operations totaled $35.0 million for the twelve months ended December 31, 2016, including special charges of $7.6 million, and a diluted loss per share from continuing operations of $10.76. For the twelve months ended December 31, 2015, GlassBridge reported net revenue of $62.8 million, an operating loss from continuing operations of $140.9 million, including special charges of $94.3 million, and a diluted loss per share from continuing operations of $35.68.

Webcast and Replay Information

A teleconference is scheduled for 10:00 AM Eastern Time today, March 22, 2017, and will be available on the Internet on a listen-only basis at:

https://www.webcaster4.com/Webcast/Page/1401/20254

A digital recording of this teleconference will be available for replay at 12:00 p.m. Eastern Time on March 22, 2017 and will be accessible via the replay number listed below until March 29, 2017.

For your convenience, you will also be able to access the recording online at:

https://www.webcaster4.com/Webcast/Page/1401/20254

Digital Recording Replay Numbers:

U.S. Toll Free:	877-344-7529
International Toll:	412-317-0088
Canada Toll Free:	855-669-9658
Replay Access Code:	10103425

All remarks made during the teleconference will be current at the time of the call and the replays will not be updated to reflect any subsequent developments.

Description of Tables

Table One	--	Consolidated Statements of Operations
Table Two	--	Consolidated Balance Sheets
Table Three	--	Supplemental Segment and Product Information
Table Four	--	Additional Information

About GlassBridge

GlassBridge Enterprises, Inc. (NYSE: GLA) (formerly known as Imation Corp. (NYSE: IMN)) is a holding company. The Company actively explores a diverse range of new, strategic asset management business opportunities for its portfolio. The Company’s wholly-owned subsidiary, GlassBridge Asset Management, LLC (“GBAM”), is an investment advisor focused on technology-driven and quantitative strategies. The Company’s partially-owned subsidiary, Nexsan Corporation, is a global enterprise data storage business.  For more information, please visit the Company’s website at www.glassbridge.com.

Forward-Looking Statements

Certain information contained in this press release which does not relate to historical financial information may be deemed to constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations or forecasts for future events, including without limitation our earnings, revenues, expenses or other future financial or business performance or strategies, or the impact of legal or regulatory matters on our business, results of operations or financial condition. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions. Such statements are subject to certain risks and uncertainties that could cause our actual results in the future to differ materially from our historical results and those presently anticipated or projected. We wish to caution investors not to place undue reliance on any such forward-looking statements. Any forward-looking statements speak only as of the date on which such statements are made, and we undertake no obligation to update such statements to reflect events or circumstances arising after such date. Risk factors include various factors set forth from time to time in our filings with the U.S. Securities and Exchange Commission including the following: our need for substantial additional capital in order to fund our business; our ability to realize the anticipated benefits of our restructuring plan and other recent significant changes; our ability to meet the continued listing requirements of the NYSE; significant costs relating to pending and future litigation; our ability to attract and retain talented personnel; the structure or success of our participation in any joint investments; risks associated with any future acquisition or business opportunities; our need to consume resources in researching acquisitions, business opportunities or financings and capital market transactions; our ability to integrate additional businesses or technologies; the impact of our reverse stock split on the market trading liquidity of our common stock; the market price volatility of our common stock; our need to incur asset impairment charges for intangible assets and goodwill; significant changes in discount rates, rates of return on pension assets and mortality tables; our reliance on aging information systems and our ability to protect those systems against security breaches; our ability to integrate accounting systems; changes in European law or practice related to the imposition or collectability of optical levies; changes in tax guidance and related interpretations and inspections by tax authorities; our ability to raise capital from third party investors for our Asset Management Business; the efforts of Clinton Group Inc.’s key personnel and the performance of its overall business; our ability to comply with extensive regulations relating to the launch and operation of our Asset Management Business; our ability to compete in the intensely competitive asset management business; the performance of any investment funds we sponsor or accounts we manage, including any fund or account managed by Clinton Group, Inc.; difficult market and economic conditions, including changes in interest rates and volatile equity and credit markets; our ability to achieve steady earnings growth on a quarterly basis in our Asset Management Business; the significant demands placed on our resources and employees, and associated increases in expenses, risks and regulatory oversight, resulting from the potential growth of our Asset Management Business; our ability to establish a favorable reputation for our Asset Management Business; the lack of operating history of our asset manager subsidiary and any funds that we may sponsor; our ability to realize the anticipated benefits of the third-party investment in Nexsan Corporation; decreasing revenues and greater losses attributable to our Nexsan Corporation products; our ability to quickly develop, source and deliver differentiated and innovative products; our dependence on third parties for new product introductions or technologies; our dependence on third-party contract manufacturing services and supplier-provided parts, components and sub-systems; our dependence on key customers, partners and resellers; foreign currency fluctuations and negative or uncertain global or regional economic conditions; and other risks and uncertainties set forth in our filings with the U.S. Securities and Exchange Commission. We assume no obligation to update forward-looking statements except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Disclaimers

This press release does not constitute an offer to sell or a solicitation to buy any securities in any private investment vehicle managed by GBAM (collectively, the “GlassBridge-Managed Funds”), and may not be relied upon in connection with any offer or sale of securities. Any such offer or solicitation may only be made pursuant to the current Confidential Private Offering Memorandum (or similar document) for any such GlassBridge-Managed Fund, which are provided only to qualified offerees and which should be carefully reviewed prior to investing. GBAM is a newly formed entity and the GlassBridge-Managed Funds are currently in formation state. GBAM is not currently registered with the SEC as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended, or under similar state laws, and nothing in this press release constitutes investment advice with respect to securities.

Trademarks and Tradenames

This press release includes trademarks and tradenames owned by the Company and its subsidiaries, including “GlassBridge”, “Imation”, “Nexsan” and “UNITY”. Solely for convenience, these trademarks or tradenames may appear without the ® or ™ symbols, but such references are not intended to indicate in any way that the Company will not assert, to the fullest extent, our rights to use these trademarks and tradenames.

For Further Information

Stockholders of GlassBridge Enterprises, Inc. – Danny Zheng, Interim CEO, Chief Financial Officer, (651) 704-4311; Prospective Investors in GlassBridge-Managed Funds – Robert Picard, Senior Managing Director, (732) 939-9000.

Table One

GLASSBRIDGE ENTERPRISES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except for per share amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2016	2015	2016	2015
Net revenue	$11.3	$15.8	$44.1	$62.8
Cost of goods sold	6.2	9.1	24.7	38.1
Gross profit	5.1	6.7	19.4	24.7

Operating expense:
Selling, general and administrative	7.3	9.5	34.9	59.1
Research and development	2.4	3.4	11.9	12.2
Goodwill impairment	-	-	-	28.1
Other Intangibles impairment	-	-	-	29.7
Restructuring and other	0.5	2.0	7.6	36.5
Total	10.2	14.9	54.4	165.6

Operating loss from continuing operations	(5.1)	(8.2)	(35.0)	(140.9)

Other income (expense):
Interest income	-	0.1	0.2	0.4
Interest expense	-	(1.3)	-	(2.7)
Other income (expense), net	(4.1)	0.9	(4.9)	0.4
Total	(4.1)	(0.3)	(4.7)	(1.9)

Loss from continuing operations before income taxes	(9.2)	(8.5)	(39.7)	(142.8)

Income tax (provision) benefit	(2.4)	-	(0.1)	0.1

Loss from continuing operations	(11.6)	(8.5)	(39.8)	(142.7)

Discontinued operations:
Gain on sale of discontinued businesses	-	-	3.8	11.8
Loss from discontinued businesses, net of income taxes	(9.8)	(1.4)	(13.4)	(63.1)
Reclassification of cumulative translation adjustment	-	-	(75.8)	-
Loss from discontinued operations	(9.8)	(1.4)	(85.4)	(51.3)

Net loss	$(21.4)	$(9.9)	$(125.2)	$(194.0)

Loss per common share - basic and diluted:
Continuing operations	$(3.27)	$(2.30)	$(10.76)	$(35.68)
Discontinued operations	(2.76)	(0.38)	(23.08)	(12.82)
Net loss	(6.03)	(2.68)	(33.84)	(48.50)

Weighted average shares outstanding:
Basic and diluted	3.6	3.7	3.7	4.0

Table Two

GLASSBRIDGE ENTERPRISES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$10.0	$70.4
Short term investments	22.0	-
Accounts receivable, net	7.7	9.8
Inventories	4.1	8.1
Assets held for sale	-	11.0
Other current assets	3.2	8.1
Current assets of discontinued operations	10.5	44.3

Total current assets	57.5	151.7

Property, plant and equipment, net	2.8	4.2
Intangible assets, net	3.4	4.2
Goodwill	3.8	3.8
Other assets	1.0	0.8
Non-current assets of discontinued operations	2.8	3.7

Total assets	$71.3	$168.4

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7.1	$5.0
Other current liabilities	16.0	30.5
Current liabilities of discontinued operations	39.7	74.6

Total current liabilities	62.8	110.1

Other liabilities	29.4	27.0
Other liabilities of discontinued operations	4.4	6.9

Total liabilities	96.6	144.0

Shareholders' equity (deficit)	(25.3)	24.4

Total liabilities and shareholders' equity	$71.3	$168.4

Table Three

GLASSBRIDGE ENTERPRISES, INC.

SUPPLEMENTAL SEGMENT AND PRODUCT INFORMATION

(Dollars in millions)

(Unaudited)

	Three months ended December 31,		Three months ended December 31,
	2016		2015		% Change
	Revenue	% Total	Revenue	% Total

Nexsan	$11.3	100.0%	$15.8	100.0%	-28.5%
Total	$11.3	100.0%	$15.8	100.0%

	Operating Income (Loss)	OI %	Operating Income (Loss)	OI %
Nexsan	$(3.2)	-28.3%	$(5.0)	-31.6%	-36.0%
Corp/Unallocated (1)	(1.9)	NM	(3.2)	NM	-40.6%
Total operating loss from continuing operations	$(5.1)	-45.1%	$(8.2)	-51.9%

	Gross Margin		Gross Margin

Nexsan	45.1%		42.4%

	Twelve months ended December 31,		Twelve months ended December 31,
	2016		2015		% Change
	Revenue	% Total	Revenue	% Total

Nexsan	$44.1	100.0%	$62.8	100.0%	-29.8%
Total	$44.1	100.0%	$62.8	100.0%

	Operating Income (Loss)	OI %	Operating Income (Loss)	OI %
Nexsan	$(17.5)	-39.7%	$(25.4)	-40.4%	-31.1%
Corp/Unallocated (1)	(17.5)	NM	(115.5)	NM	-84.8%
Total operating loss from continuing operations	$(35.0)	-79.4%	$(140.9)	-224.4%

	Gross Margin		Gross Margin

Nexsan	44.0%		39.3%

NM - Not Meaningful

(1) Corporate and unallocated operating loss includes costs which are not allocated to the business segment in management's evaluation of segment performance, such as corporate expenses and restructuring and other expenses.

Table Four

GLASSBRIDGE ENTERPRISES, INC.

ADDITIONAL INFORMATION

(Dollars in millions)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31		December 31
Cash and Cash Flow Information - Continuing Operations	2016	2015	2016	2015

Cash and cash equivalents - end of period	$10.0	$70.4	$10.0	$70.4
Capital spending	$0.2	$0.2	$0.8	$2.5
Depreciation	$0.4	$0.5	$1.4	$5.9
Amortization	$0.2	$-	$0.8	$5.6

Asset Utilization Information *
			December 31	December 31
			2016	2015

Days Sales Outstanding (DSO)			53	45
Days of Inventory Supply			83	93

Other Information

Approximate employee count as of December 31, 2016:				175
Approximate employee count as of December 31, 2015:				600
Book value per share as of December 31, 2016:				$(6.84)
Shares used to calculate book value per share (millions):				3.7

*	These operational measures, which we regularly use, are provided to assist in the investor's further understanding of our operations.

Days Sales Outstanding is calculated using the count-back method, which calculates the number of days of most recent revenue that are reflected in the net accounts receivable balance.

Days of Inventory Supply is calculated using the current period inventory balance divided by an estimate of the inventoriable portion of cost of goods sold expressed in days.